Exhibit 99.1

   Merrill Lynch Reports Second Quarter Net Earnings of $1 Billion

                       $1.05 Per Diluted Share

               Second-Best Quarterly Earnings Ever and
         Highest Quarterly Pre-Tax Profit Margin in 25 Years


    NEW YORK--(BUSINESS WIRE)--July 15, 2003--Merrill Lynch (NYSE:
MER) today reported net earnings of $1.02 billion for the second quarter of 2003, 61% higher than the $634 million earned in the second quarter of 2002 and 49% higher than the first quarter of 2003. These are the second-best quarterly earnings in the company's history. Second quarter 2003 earnings per diluted share were $1.05, compared with $0.66 for the year-ago period.
    Results for the second quarter of 2003 include a $36 million, or $0.04 per diluted share, after-tax September 11-related net recovery. Second quarter 2002 results included $78 million, or $0.09 per diluted share, in after-tax research settlement-related expenses.
    Second quarter net revenues were $5.3 billion, 7% higher than the 2002 second quarter, and 10% higher than the first quarter of 2003. The second quarter pre-tax profit margin rose to 27.6%, the highest in more than 25 years and an increase of more than eight percentage points over the 19.1% reported for the year-ago quarter. The second quarter annualized return on equity was 17.0%, up from 12.0% in the year-ago quarter and 11.8% in the first quarter.

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    "Merrill Lynch employees have shown outstanding drive,
determination, creativity and discipline over the past two years, serving clients throughout the markets' turbulence while reshaping and resizing the company," said Stan O'Neal, chairman and chief executive officer. "These earnings clearly demonstrate the considerable operating leverage and diversification that are the results of those efforts, as well as the impact of revenue growth initiatives and continued operating discipline. Although the exceptional fixed income environment has been a significant factor in achieving these results, we are encouraged by the more positive tone in the equity markets."
    "In May 2000 we announced an ambitious goal of increasing the company's pre-tax profit margin from 19% in 1999, to 24% by 2003. We have through the first half of this year exceeded that goal," O'Neal noted.
    First half net earnings were $1.7 billion, 33% higher than the first six months of 2002, on net revenues that were essentially unchanged, at $10.2 billion. The first half pre-tax profit margin of 24.5% was five percentage points higher than the 19.5% achieved in the first half of 2002. Excluding the impact of the September 11 net recovery and research-related items, non-interest expenses were reduced by $224 million, or 3%. The first half compensation ratio was 50.9%, down from 51.9% in the first half of 2002. First half annualized return on equity was 14.4%, up from 12.3% in the prior-year period.

    Business Segment Review:

    September 11-Related Net Recovery
    ---------------------------------

    The September 11-related net recovery in the second quarter of 2003 includes a partial pre-tax insurance reimbursement of $75 million, offset by September 11-related costs of $14 million. The insurance reimbursement represents a partial business interruption settlement for GMI and is recorded as a reduction of expenses in that segment. The costs were related to ongoing refurbishment of the World Financial Center and were recorded in the Corporate segment.

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    Global Markets and Investment Banking (GMI)
    -------------------------------------------

    In an environment characterized by continued exceptional conditions for fixed income, but also improving equity markets, GMI demonstrated the benefits of diverse revenue sources that leverage its extensive client relationships and product capabilities while maintaining a selective approach to risk-taking. GMI achieved a record pre-tax profit margin, and all three of its product areas - debt markets, equity markets and investment banking - delivered sequential-quarter revenue improvements. Also evident in the quarter were GMI's scale and distribution advantages in secondary equities, and Merrill Lynch's ability to structure and deliver innovative solutions for clients by integrating expertise from across the firm.

    -- GMI's second quarter pre-tax earnings were $1.1 billion. Net revenues were $2.9 billion, up 25% from the year-ago quarter and 17% higher sequentially. Excluding the insurance recovery, GMI's pre-tax earnings were $1.0 billion, up 60% from the 2002 second quarter and 32% higher sequentially. On the same basis, GMI's pre-tax profit margin was 36.0%, eight percentage points higher than the year-ago quarter and nearly four percentage points higher than the 2003 first quarter. Continuing operating discipline resulted in reduced non-compensation expenses. The increase in total non-interest expenses was due primarily to higher incentive compensation accruals associated with increased earnings.

    -- GMI's debt markets business maintained strong momentum to achieve record net revenues and pre-tax profits by taking advantage of a favorable market environment and strong client demand for fixed income products. The growth in net revenues from the year-ago quarter was broad-based across the interest rate, credit, foreign exchange, principal investments and secured financing businesses, and was well diversified geographically, with the performance in Europe particularly notable.

    -- GMI's equity business demonstrated its scale advantages and platform diversity by growing net revenues from both the year-ago quarter and the 2003 first quarter. The modest increase from the year-ago quarter was due primarily to higher equity financing and equity-linked trading revenues. The sequential-quarter growth in equity net revenues was stronger, driven by increased activity in cash secondary trading and origination, with the Europe and Pacific Rim businesses contributing most to the increase.

    -- Investment banking net revenues rose strongly from the first quarter due primarily to increased equity and debt origination activity, as well as a modest increase in merger and acquisition advisory revenues.

    -- For the first half of 2003, GMI pre-tax earnings were $1.9 billion, up 47% from the prior year period, on net revenues that rose 14%, to $5.3 billion. The year-to-date pre-tax profit margin increased to 35.6%, up eight percentage points from the first six months of 2002 and a first-half record.

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    Global Private Client (GPC)
    ---------------------------

    The continually evolving market environment reinforces the value of advice and product expertise available from Merrill Lynch's Financial Advisors. GPC offers a broad array of products and services, and continues to leverage these capabilities and its scale to increase the penetration of client relationships. The diversity of revenues associated with these services, combined with operating discipline, has enabled GPC to deliver improved margins as clients' needs have changed over the past year.

    -- GPC's second quarter pre-tax earnings were $341 million, essentially unchanged from the year-ago quarter and up 28% from the first quarter. A $141 million, or 7%, reduction in non-interest expenses from the year-ago quarter offset a 6% decrease in net revenues over the same period. Despite the reduction in net revenues, the second quarter pre-tax profit margin rose to 16.0%, one percentage point higher than the year-ago quarter and up over three percentage points sequentially. With the exception of the 2002 fourth quarter, which included a restructuring-related credit, this is GPC's highest quarterly pre-tax profit margin in four years.

    -- The decline in net revenues from the year-ago quarter is primarily attributable to reduced transaction activity. Fee-based revenues were also lower due to a market-driven decline in the value of asset-priced accounts at the beginning of the quarter, when a large portion of these fees are calculated. These reductions were partially offset by increased mortgage, new fund offering and insurance revenues. Net revenues increased modestly from the 2003 first quarter as client transaction activity increased progressively during the second quarter.

    -- GPC's revenue growth and diversification initiatives continue to make solid progress. Mortgage originations were $6 billion during the quarter as refinancing activity remained high. Flows into annuitized products, from both new money and existing accounts, continued on a steady pace with $6 billion in net inflows. These products are well positioned to deliver improved net revenues, both from new business and increasing asset values, if the equity market environment improves. As market values rose, total assets in GPC accounts increased 7% during the quarter, to $1.2 trillion.

    -- For the first half, GPC's pre-tax earnings were $608 million, essentially unchanged from the year-ago period, on net revenues that declined 7%, to $4.2 billion. Despite the revenue decline, GPC's year-to-date pre-tax profit margin improved to 14.4%, up from 13.4% reported for the first six months of 2002, due to a $335 million, or 8%, reduction in non-interest expenses.

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    Merrill Lynch Investment Managers (MLIM)
    ----------------------------------------

    MLIM continued to demonstrate superior relative investment performance for the 1-, 3- and 5-year periods ended May 2003. For each of these periods, more than 70% of MLIM's global assets under management were ahead of their benchmark or category median.

    -- The decline in equity market values over the past year reduced MLIM's financial performance during the second quarter relative to the prior year, but the business showed solid improvement from the first quarter. MLIM's pre-tax earnings were $67 million, down 25% from the year-ago quarter, but up 46% from the first quarter. Net revenues were essentially unchanged from the first quarter. Non-interest expenses were reduced from both the first and prior-year quarters. Within its overall cost savings, MLIM's favorable year-over-year expense comparison included increased litigation expenses which were partially offset by a reduction in charges for corporate shared services. MLIM's pre-tax profit margin was 20.3%, down from 21.7% in the year-ago quarter but up almost seven percentage points from 13.6% in the first quarter.

    -- MLIM continues to focus on leveraging the strength of its investment performance through increased penetration of distribution channels. Positive flows into retail products and institutional liquidity funds resulted in net inflows of $4 billion for the quarter. These inflows, combined with higher equity market values and positive currency translation, increased MLIM assets under management by 7% during the quarter, to $471 billion.

    -- For the first half, MLIM's pre-tax earnings were $113 million, down 44% from the prior-year period, on net revenues that declined 22%, to $667 million. The year-to-date pre-tax profit margin was 16.9%, compared to 23.8% for the first six months of 2002. The 2002 results included a pre-tax gain of $17 million on the sale of MLIM's Canadian asset management business.

    Second Quarter Income Statement Review:

    Revenues
    --------

    Net revenues were $5.3 billion, 7% higher than the 2002 second quarter and up 10% from the 2003 first quarter.
    Commissions revenues were $1.0 billion, 14% below the 2002 second quarter. The decline from the year-ago period is due primarily to reduced mutual fund and listed equity revenues from private clients.

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    Principal transactions revenues increased 51% from the second quarter of 2002 and 9% from the first quarter of 2003, to $1.1 billion, due principally to increased debt markets trading revenues. Principal transactions and net interest revenues in GMI are closely related and need to be analyzed in aggregate to understand the changes in net trading revenues.
    Net interest profit was $1.1 billion, up 32% from the 2002 second quarter and 11% from the first quarter of 2003, due primarily to a favorable yield curve environment.
    Underwriting revenues were $565 million, 13% higher than the 2002 second quarter and up 54% from the 2003 first quarter, reflecting higher levels of both equity and debt underwriting revenues. Strategic advisory revenues of $133 million declined 31% from the 2002 second quarter due to reduced market activity levels, but were up 6% from the 2003 first quarter.
    Asset management and portfolio service fees were $1.2 billion, down 11% from the second quarter of 2002, but up 2% from the 2003 first quarter. The decrease from the prior year is primarily the result of a market-driven decline in equity assets under management and a reduction in portfolio servicing fees, a large portion of which are calculated on beginning-of-period asset values.
    Other revenues were $271 million, up 24% from the 2002 second quarter due primarily to increased realized gains related to sales of mortgages.

    Expenses
    --------

    Compensation and benefits expenses were 50.3% of net revenues for the second quarter of 2003, compared to 51.9% in the year-ago quarter and 51.4% in the first quarter of 2003. Compensation and benefits expenses were $2.7 billion, an increase of 4% and 7% from the 2002 second quarter and 2003 first quarter, respectively. These increases are due primarily to higher incentive compensation accruals reflecting increased profitability.


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    Non-compensation expenses of $1.2 billion decreased $259 million, or 18%, from the 2002 second quarter. Excluding the impact of the net recovery related to September 11 and the research settlement-related expenses, non-compensation expenses declined 7%, or $87 million, from the prior-year period.
    Details of the significant changes in non-compensation expenses from the second quarter of 2002 are as follows:

    -- communications and technology costs were $357 million, down 13% due primarily to reduced communications costs and lower technology equipment depreciation and rental costs;

    -- advertising and market development expenses were $113 million, down 25% due primarily to reduced spending on travel and lower levels of advertising;

    -- office supplies and postage decreased 23% to $50 million due to efficiency initiatives;

    -- other expenses were $186 million, up 14% due to higher legal provisions.

    -- Research settlement-related expenses in the year-ago period included the $100 million payment agreed to as part of the settlement agreement with the New York State Attorney General, and related costs. The net recovery related to September 11 in the current quarter included a partial pre-tax insurance reimbursement of $75 million, offset by September 11-related costs of $14 million.

    Merrill Lynch's year-to-date effective tax rate was 27.6%. The full year 2002 effective tax rate was 28.0%.

    Staffing
    --------

    Merrill Lynch's full-time employees totaled 48,300 at the end of the second quarter, a decline of 1,300 during the quarter.

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    Thomas Patrick, executive vice chairman, Finance and
Administration, and Ahmass Fakahany, executive vice president and chief financial officer, will host a conference call today at 10:00 a.m. EDT to discuss the company's second quarter 2003 results. The conference call can be accessed via a live audio webcast available through the Investor Relations website at www.ir.ml.com or by dialing
(888) 810-0245 (U.S. callers) or (706) 634-0180 (non-U.S. callers).
On-demand replay of the webcast will be available from approximately 1:00 p.m. EDT today at the same web address.

    Merrill Lynch is one of the world's leading financial management and advisory companies with offices in 36 countries and total client assets of approximately $1.4 trillion. As an investment bank, it is a leading global underwriter of debt and equity securities and strategic advisor to corporations, governments, institutions, and individuals worldwide. Through Merrill Lynch Investment Managers, the company is one of the world's largest managers of financial assets, with assets under management of $471 billion. For more information on Merrill Lynch, please visit www.ml.com.

    Merrill Lynch may make or publish forward-looking statements about management expectations, strategic objectives, business prospects, anticipated expense savings and financial results, anticipated results of litigation and regulatory proceedings, and other similar matters. A variety of factors, many of which are beyond Merrill Lynch's control, affect the operations, performance, business strategy and results of Merrill Lynch and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to, financial market volatility, actions and initiatives by current and potential competitors, the effect of current and future legislation or regulation, and certain other additional factors described in Merrill Lynch's 2002 Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC's website, www.sec.gov.

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    Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Merrill Lynch does not undertake to update such statements to reflect the impact of circumstances or events that arise after the date these statements were made. Readers should, however, consult any further disclosures Merrill Lynch may make in its reports filed with the SEC.

    CONTACT: Merrill Lynch & Co., Inc.
             World Headquarters
             4 World Financial Center
             New York, NY, 10080
             Media Relations:
             Timothy Cobb, (212) 449-9205
             timothy_cobb@ml.com
             or
             Investor Relations:
             Martin Wise, (866) 607-1234
             investor_relations@ml.com

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